FOR IMMEDIATE RELEASE

Modivcare Announces Executive Leadership Transitions as Part of Strategic Business Model Evolution

Denver, CO — May 5, 2025 — Modivcare Inc. (Nasdaq: MODV), a technology-enabled healthcare services company that provides supportive care solutions to address the social determinants of health, today announced the planned departures of two members of its executive leadership team as the company continues to align its structure with its evolving business model and modernization strategy.

Barb Gutierrez, Chief Financial Officer, and Jessica Kral, Chief Information Officer, will be departing the company following a period of transition. Barb’s and Jessica’s departures come as Modivcare evolves its organizational structure in an effort to support the next phase of its modernization strategy—built on the financial and technology foundations they helped establish during their time with the company.

“We are grateful to Barb and Jessica for their leadership, dedication, and contributions to Modivcare,” said Heath Sampson, Chief Executive Officer of Modivcare. “Barb played a critical role in strengthening our financial strategy and capital structure amidst ongoing macroeconomic uncertainty, while Jessica’s leadership has been instrumental in the continuing modernization of the technology infrastructure that serves as the backbone of our operations. Both Barb and Jessica leave behind strong teams and we believe their efforts will have a lasting impact on the company.”

As Modivcare strives to advance its cost reduction and technology-driven integration efforts, the company has determined that it will not be replacing the CFO or CIO roles at this time. The company is confident that the experienced and capable teams already in place under both functions are well-positioned to support the next phase of Modivcare’s growth and modernization strategy.

“These decisions are part of a broader, structural shift in how we operate,” added Sampson. “We are working to flatten the organization and unlock greater speed and accountability as we embed automation, intelligent systems, and financial discipline across the business. We thank Barb and Jessica for their service and wish them continued success in their future endeavors.”

Cautionary Statement Regarding Forward Looking Statements

Statements contained in this announcement constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are identified generally by the use of the terms “intended”, “expected”, “will”, and “anticipates”, and similar words or expressions indicating possible future expectations, events or actions. Statements concerning the intentions of the Company concerning the proposed adjournment of the special meeting are forward-looking. Forward-looking statements are based on current expectations, assumptions, estimates and projections about the Company’s intentions, business and its industry, and are not guarantees of future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s ability to control or predict, which may cause actual events to be materially different from those expressed or implied herein. The Company has provided additional information about the risks facing its business and the Company in its most recent annual report on Form 10-K, and in its subsequent periodic and current reports on Forms 10-Q and 8-K, filed by it with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statements were made and are expressly qualified in their entirety by the cautionary statements set forth herein and in the periodic and current reports filed with the SEC identified above, which you should read in their entirety before making an investment decision with respect to the Company’s securities. The Company undertakes no obligation to update or revise any forward-looking statements contained in this report, whether as a result of new information, future events or otherwise, except as required by applicable law.

About Modivcare

Modivcare Inc. ("Modivcare" or the "Company") (Nasdaq: MODV) is a technology-enabled healthcare services company that provides a suite of integrated supportive care solutions for public and private payors and their members. Modivcare's value-based solutions address the social determinants of health (SDoH) by connecting members to essential care services. By doing so, Modivcare helps health plans manage risks, reduce costs, and improve health outcomes. Modivcare serves as a provider of non-emergency medical transportation (NEMT), personal care services (PCS) and in-home monitoring solutions (Monitoring). To learn more about Modivcare, please visit www.modivcare.com.

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